UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 5, 2011

Date of report (Date of earliest event reported)
SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.02 Results of Operations and Financial Condition.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
     SurModics, Inc. (the “Company”) has entered into an agreement dated as of January 5, 2011 (the “Settlement Agreement”) with certain entities and individuals associated with Ramius LLC set forth on Schedule A of the Settlement Agreement (collectively, the “Ramius Group”), who beneficially own approximately 12.0% of the Company’s outstanding common stock.
     Under the terms of the Settlement Agreement, David Dantzker, M.D. and Jeffrey C. Smith have been appointed to the Company’s board of directors effective January 5, 2011. As further described below, Dr. Dantzker and Mr. Smith were also appointed to certain committees of the Board. If any new committee of the Board is formed after January 5, 2011 and while Mr. Smith is a director of the Company, Mr. Smith will be appointed the chair of such committee. In connection with the Settlement Agreement, the Board increased the size of the Board of Directors to twelve members with the appointment of Jeffrey C. Smith and Dr. David Dantzker. Pursuant to the Company’s retirement policy for directors, John A. Meslow will resign at the conclusion of the 2011 annual meeting. With Mr. Meslow’s resignation and Dr. Keller not being renominated, there will be ten directors serving as of the conclusion of the 2011 annual meeting. The Settlement Agreement also requires that the size of the Board shall not exceed ten members through the time of our 2012 annual meeting.
     Pursuant to the Settlement Agreement, the Company has also agreed to (1) nominate Mr. Smith for election as a Class III director to hold office until the 2014 annual meeting and until his successor has been duly elected and qualified, (2) nominate Dr. Dantzker for election as a Class I director at the 2012 annual meeting, and (3) provide that four directors will be up for election at the 2012 annual meeting. The Ramius Group has agreed to (1) vote all of the shares of our common stock held by it in favor of the election of all our director nominees at the 2011 annual meeting and not to nominate any other person for election at the 2011 annual meeting, (2) vote all shares of our common stock it holds in favor of setting our board size at ten members and the ratification of the Company’s independent registered public accounting firm, (3) vote all shares of our common stock it holds in a manner consistent with the recommendation of RiskMetrics with respect to the Company’s compensation of its named executive officers and the annual non-binding shareholder advisory vote on executive compensation (unless RiskMetrics fails to provide a recommendation), (4) withdraw its nominations of director candidates, and (5) terminate all opposition efforts with respect to the 2011 annual meeting. The Ramius Group has agreed to execute proxies for the proposals at the 2011 annual meeting no later than forty-eight hours prior to the 2011 annual meeting reflecting the voting agreements described in the Settlement Agreement. Notwithstanding the above, the Ramius Group and Mr. Smith have agreed that Mr. Smith will resign from the Board if at any time prior to the conclusion of the 2014 annual meeting the Ramius Group’s aggregate beneficial ownership of Company common stock decreases to less than three percent (3%) of the Company’s then-outstanding common stock.
     In addition, if Mr. Smith is unable or refuses to serve as a director, resigns as a director or is removed as a director prior to the 2014 annual meeting, the Ramius Group will be entitled to recommend a replacement director to our Corporate Governance and Nominating Committee, provided that such candidate would need to be an “independent director” under the rules of The NASDAQ Stock Market, and subject to the approval of the Corporate Governance and Nominating Committee in good faith after exercising its fiduciary duties. If Dr. Dantzker is unable or refuses to serve as a director, resigns as a director or is removed as a director prior to the 2014 annual meeting, a replacement director will be recommended by the Corporate Governance and Nominating Committee, following the identification of a candidate by the Ramius Group and mutually acceptable to the Company and the Ramius Group; provided that such replacement person would need to be an “independent director” under the rules of The NASDAQ Stock Market.
     We have agreed to reimburse the Ramius Group for its reasonable out-of-pocket expenses in connection with the Settlement Agreement and the 2011 annual meeting, up to a maximum of $25,000.
     The description of the terms and conditions of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.
     The Company also announced today that its Board has formed a Special Committee to oversee the ongoing exploration of strategic alternatives for the SurModics Pharmaceuticals business, which was previously announced on December 14, 2010. The Special Committee will be comprised of four independent directors, including: Mr. Smith (Committee Chairman), Dr. Dantzker, John W. Benson and Susan E. Knight. The Committee will work with Piper Jaffray & Co., the Company’s financial advisor in connection with this process. The Pharmaceuticals business had GAAP revenues of approximately $15.7 million in the fiscal year ended September 30, 2010. Non-GAAP revenue, which includes up-front license fees associated with Genentech and other agreements, was approximately $19.4 million for the same period.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) In accordance with the Company’s retirement policy for directors, on January 5, 2011, Mr. Meslow informed the Board that he will resign effective as of the conclusion of the 2011 annual meeting of shareholders.
(d) On January 5, 2011, pursuant to the Settlement Agreement described in Item 1.01 of this report, Dr. Dantzker and Mr. Smith were appointed to the Company’s board of directors. Dr. Dantzker has been appointed to the Audit Committee and the Corporate Governance and Nominating Committee of the Board. Mr. Smith was appointed to the Organization and Compensation Committee of the Board.
     As directors of the Company, Dr. Dantzker and Mr. Smith are entitled to receive compensation in accordance with the Company’s currently effective Board Compensation Policies, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     The press release describing these appointments is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Agreement by and among SurModics, Inc. and the Ramius Group dated as of January 5, 2011

99.1	Press Release dated January 5, 2011

99.2	Board Compensation Policies

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: January 5, 2011	/s/ Bryan K. Phillips
Bryan K. Phillips
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit		Manner of
No.	Description	Filing

10.1	Agreement by and among SurModics, Inc. and the Ramius Group dated as of January 5, 2011	Filed Electronically

99.1	Press Release dated January 5, 2011	Filed Electronically

99.2	Board Compensation Policies	Filed Electronically